Exhibit 99.1

Rubicon Project Reports First Quarter 2018 Results
LOS ANGELES, California – May 3, 2018 – Rubicon Project (NYSE: RUBI), the global exchange for advertising, today reported its results of operations for the first quarter of 2018.
Recent Highlights

•	Revenue was $24.9 million for Q1 2018, exceeding the $23 million or above estimate provided on our last call.

•	Ad spend increased 10% to $211 million in Q1 2018 versus Q1 2017, exceeding the estimate of $205 million or above provided on our last call.

•	Take rate was 11.8% in Q1 2018 and is expected to be at or above this rate for Q2 2018.

•	Programmatic video and audio are significant year over year growth drivers for ad spend and revenue in the quarter, led by strength from some of the industry's largest publishers.

•	Q2 2018 Revenue and ad spend expected to grow sequentially.

•	Net loss(2) was $27.8 million, or loss per share(2) of $0.56, compared to net loss of $15.8 million, or loss per share of $0.33 for the first quarter of 2017.

•	Adjusted EBITDA(1) was a negative $14.2 million, compared to adjusted EBITDA of $1.1 million for the first quarter of 2017.

•	Non-GAAP loss per share(1) was $0.44, compared to $0.16 non-GAAP loss per share for the first quarter of 2017.

“We are encouraged to see continued positive growth trends in year-over-year ad spend, a positive sign of share gains in header bidding, and expansion of our leadership position in the exciting new growth areas of programmatic video and audio,” said Michael G. Barrett, President and CEO of Rubicon Project. “We are performing very well in the early stages of supplier consolidation with our buyer partners, while continuing to deliver increasing revenue to our publishers. Top line growth, combined with the cost actions we took in the first quarter, have us on track to be adjusted EBITDA positive in the fourth quarter of this year.”

First Quarter 2018 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended
	March 31, 2018	March 31, 2017	Change Favorable/ (Unfavorable)
Revenue	$24.9	$46.0	(46)%
Advertising spend(1)	$211.0	$191.5	10%
Non-GAAP net revenue(1)	$24.9	$45.4	(45)%
Take rate(3)	11.8%	23.7%	(12 ppt)
Net loss	($27.8)	($15.8)	(76)%
Adjusted EBITDA(1)	($14.2)	$1.1	nm
Adjusted EBITDA margin(2)	(57%)	2%	(59 ppt)
Basic and diluted loss per share	($0.56)	($0.33)	(70)%
Non-GAAP net loss per share(1)	($0.44)	($0.16)	(175)%

Definitions:
(1)
Non-GAAP net revenue, Adjusted EBITDA, non-GAAP net loss per share, and advertising spend are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.

(2)
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue (or for periods in which we have revenue reported on a gross basis, by non-GAAP net revenue). Reconciliations for both net loss to Adjusted EBITDA and revenue to non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures."

(3)
Take rate is an operational performance measure calculated as revenue (or for periods in which we have revenue reported on a gross basis, as non-GAAP net revenue) divided by advertising spend. Reconciliations for revenue to both advertising spend and non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures." We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate (and our fees, which drive take rate) can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period; the scale of a buyer's or seller's activity on our platform; mix of inventory or transaction types; the implementation of new products; platforms and solution features; auction dynamics; negotiations with clients; header bidding; competitive factors and our strategic pricing decisions, including strategic fee reductions we implemented during the first half of 2017 and elimination of our buyer transaction fees as of November 1, and additional fee reductions or alternative pricing models we may implement in the future; and the overall development of the digital advertising ecosystem.

nm	not meaningful
First Quarter 2018 Results Conference Call and Webcast:
The Company will host a conference call on May 3, 2018 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its first quarter of 2018.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Rubicon Project conference call
Simultaneous audio webcast:	http://investor.rubiconproject.com, under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10119559
Webcast link:	http://investor.rubiconproject.com, under "Events and Presentations"
About Rubicon Project
Founded in 2007, Rubicon Project is one of the world’s largest advertising exchanges. The company helps websites and apps thrive by giving them tools and expertise to sell ads easily and safely. In addition, the world’s leading agencies and brands rely on Rubicon Project’s technology to execute billions of advertising transactions each month. Rubicon Project is an independent, publicly traded company (NYSE:RUBI) headquartered in Los Angeles, California.
Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, advertising spend, profitability, net income (loss), Adjusted EBITDA, earnings per share, and cash flow; strategic objectives, including focus on header bidding, mobile, video, Orders, and private marketplace opportunities; investments in our business; development of our technology; introduction of new offerings; the impact of our acquisition of nToggle and its traffic shaping technology on our business; scope and duration of client relationships; the fees we may charge in the future; business mix; sales growth; client utilization of our offerings; our competitive differentiation; our leadership position in the industry; our market share, market conditions, trends, and opportunities; user reach; certain statements regarding future operational performance measures including ad requests, fill rate, advertising spend, take rate, paid impressions, and average CPM; and factors that could affect these and other aspects of our business.
These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: our ability to grow and to manage any growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; our vulnerability to loss of, or reduction in spending by, buyers; our ability to maintain and grow a supply of advertising inventory from sellers; the effect on the advertising market and our business from difficult economic conditions; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution for purchase and sale of higher value advertising inventory and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new offerings and bring them to market in a timely manner, and otherwise adapt in response to client demands and industry trends, including shifts in digital advertising growth from desktop to mobile channels and from display to video formats; the increased prevalence of header bidding and its effect on our competitive position; our header bidding solution not resulting in revenue growth and causing infrastructure strain and added cost; uncertainty of our estimates and expectations associated with new offerings, including header bidding, private marketplace, mobile, video, Orders, automated guaranteed, and guaranteed audience solutions, and traffic shaping; declining fees and take rate, including as a result of implementation of alternative pricing models in response to market pressures, including demands for reduction or elimination of buyer fees, and the need to grow through advertising spend and fill rate increases rather than pricing increases; our ability to compensate for declining take rate by increasing the volume of transactions on our platform; our vulnerability to the depletion of our cash resources as revenue declines with the reduction of our take rate and as we incur additional investments in technology required to support the increased volume of transactions on our exchange; our ability to raise additional capital; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; increased prevalence of ad blocking technologies; the slowing growth rate of online digital display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook and Google); the effects, including the loss of market share, of increased competition in our market and increasing concentration of advertising spending, including mobile spending, in a small number of very large competitors; acts of competitors and other third parties that can adversely affect our business; our ability to differentiate our offerings and compete effectively in a market trending increasingly toward commodification, transparency, and disintermediation; requests from buyers and sellers for discounts, fee concessions or revisions, rebates, refunds, favorable payment terms and greater levels of pricing transparency and specificity; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies; and our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly the European General Data Protection Regulation and other laws concerning data protection and consumer privacy and evolving labor standards.
We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017. These forward-looking statements represent our estimates and assumptions only as of the date made. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures:
This press release includes information relating to advertising spend, non-GAAP net revenue, Adjusted EBITDA, non-GAAP net loss, and non-GAAP loss per share, which are financial measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures are used by our management and board of directors, in addition to our GAAP results, to understand and evaluate our performance and trends, to prepare and approve our annual budget, and to develop short- and long-term plans and performance objectives. Management believes that these non-GAAP financial measures provide useful information about our core results and thus are appropriate to enhance the overall understanding of our past performance and our prospects for the future.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of revenue to advertising spend and revenue to non-GAAP net revenue," "Reconciliation of net loss to Adjusted EBITDA," "Reconciliation of net loss to non-GAAP net loss" and "Reconciliation of GAAP loss per share to non-GAAP loss per share" included as part of this press release.
Advertising Spend:
We define advertising spend as the buyer spending on advertising inventory transacted on our platform. Advertising spend does not represent revenue reported on a GAAP basis. Tracking our advertising spend facilitates comparison of our results to the results of companies in our industry that report GAAP revenue on a gross basis. We also use advertising spend for internal management purposes to assess market share of total advertising spending.
Our advertising spend may be influenced by demand for our services, the volume and characteristics of paid impressions, average CPM, the nature and amount of fees we charge, and other factors such as changes in the market, our execution of the business, and competition.
Advertising spend may fluctuate due to seasonality. In the past, we have experienced higher advertising spend during the fourth quarter of a given year because many buyers devote a disproportionate amount of their advertising budgets to this period of the year to coincide with increased holiday purchasing. Buyers' focus on the fourth quarter generates more bidding activity on our platform, which may drive higher volumes of paid impressions, average CPM, or both. Our advertising spend grew 10% in the first quarter of 2018 compared to the first quarter of 2017. The increase in advertising spend was driven primarily by an increase in the CPMs generated from our auctions. The increase in CPMs was driven by increased bidding activity on our platform, the value of the inventory that we made available to buyers, including PMP, mobile and video inventory that typically carries higher pricing, and auction dynamics, including the implementation of first price auctions and Estimated Market Rate ("EMR") for our header bidding inventory. In January 2018, we made first price our default auction dynamic for header bidding transactions.
Non-GAAP Net Revenue:
We define non-GAAP net revenue as GAAP revenue less amounts we pay sellers, where the amounts paid are included within cost of revenue for the portion of our revenue reported on a gross basis. The portion of our revenue reported on a gross basis was attributable to intent marketing services, which no longer generated revenue after the first quarter of 2017. Historically, non-GAAP net revenue was a useful measure in assessing the performance of our business in periods for which our revenue included revenue reported on a gross basis, because it showed the operating results of our business on a consistent basis without the effect of differing revenue reporting (gross vs. net) that we applied under GAAP across different types of transactions, and facilitated comparison of our results to the results of companies that report all of their revenue on a net basis. Revenue from intent marketing services in the first quarter of 2017 created the difference between our non-GAAP net revenue and our GAAP revenue for that period. We ceased offering that solution in the first quarter of 2017, so for subsequent periods non-GAAP net revenue is the same as GAAP revenue, as there is no longer a reconciling item between GAAP and non-GAAP net revenue. Non-GAAP net revenue is presented for comparative purposes as the first quarter of 2017 still included the intent marketing solution reconciling item.
A potential limitation of non-GAAP net revenue is that other companies may define non-GAAP net revenue differently, which may make comparisons difficult.
Non-GAAP net revenue is influenced by the volume and characteristics of advertising spend, and our take rate. The revenue we have reported on a gross basis was associated with our intent marketing business. Because we exited that business in the first quarter of 2017, we do not expect to report any revenue on a gross basis after the first quarter of 2017 unless and until we change our business practices, develop new products, or make an acquisition, in each case with characteristics that require gross reporting.
Adjusted EBITDA:
We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, and provision (benefit) for income taxes. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.

•
Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.

•
Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

•
Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.

•	Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.

•
Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets and changes in the fair value of contingent consideration.

•
Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.

•	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.

•	Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating loss, or any other measure of financial performance calculated and presented in accordance with GAAP.
Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) per Share:
We define non-GAAP earnings (loss) per share as non-GAAP net income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP net income (loss) is equal to net income (loss) excluding stock-based compensation, impairment charges, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, transaction expenses, expenses associated with earn-out amounts, and foreign currency gains and losses. In periods in which non-GAAP net income (loss) is positive, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings (loss) per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, shares held in escrow, and potential shares issued as part of contingent consideration as a result of business combinations. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings (loss) per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).

Investor Relations Contact
Nick Kormeluk
(949) 500-0003
nkormeluk@rubiconproject.com
Media Contact
Eric Bonach
Rubicon Project
(310) 207-0272
press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$67,516	$76,642
Marketable securities	51,791	52,504
Accounts receivable, net	137,534	165,890
Prepaid expenses and other current assets	10,421	9,620
TOTAL CURRENT ASSETS	267,262	304,656
Property and equipment, net	41,334	47,393
Internal use software development costs, net	13,840	12,734
Other assets, non-current	2,415	5,493
Intangible assets, net	12,563	13,359
TOTAL ASSETS	$337,414	$383,635
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$191,239	$214,103
Other current liabilities	2,975	3,141
TOTAL CURRENT LIABILITIES	194,214	217,244
Other liabilities, non-current	1,546	1,780
TOTAL LIABILITIES	195,760	219,024
STOCKHOLDERS' EQUITY
Additional paid-in capital	423,009	418,354
Accumulated other comprehensive income	245	41
Accumulated deficit	(281,600)	(253,784)
TOTAL STOCKHOLDER'S EQUITY	141,654	164,611
TOTAL LIABILITITES AND STOCKHOLDERS' EQUITY	$337,414	$383,635

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
Revenue	$24,876	$46,015
Expenses (1)(2):
Cost of revenue	14,783	14,688
Sales and marketing	12,257	14,628
Technology and development	10,494	12,753
General and administrative	12,544	15,080
Restructuring and other exit costs	2,466	4,338
Total expenses	52,544	61,487
Loss from operations	(27,668)	(15,472)
Other (income) expense:
Interest income, net	(271)	(167)
Other income	(210)	(212)
Foreign exchange loss, net	554	372
Total other (income) loss, net	73	(7)
Loss before income taxes	(27,741)	(15,465)
Provision for income taxes	75	375
Net loss	$(27,816)	$(15,840)
Net loss per share:
Basic	$(0.56)	$(0.33)
Diluted	$(0.56)	$(0.33)
Weighted-average shares used to compute net loss per share:
Basic	49,692	48,332
Diluted	49,692	48,332

(1) Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended
	March 31, 2018	March 31, 2017
Cost of revenue	$107	$84
Sales and marketing	1,185	1,435
Technology and development	849	1,075
General and administrative	2,357	2,709
Restructuring and other exit costs	46	936
Total stock-based compensation expense	$4,544	$6,239

(2) Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended
	March 31, 2018	March 31, 2017
Cost of revenue	$8,161	$8,379
Sales and marketing	163	467
Technology and development	241	666
General and administrative	145	609
Total depreciation and amortization expense	$8,710	$10,121

2.8THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
OPERATING ACTIVITIES:
Net loss	$(27,816)	$(15,840)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,710	10,121
Stock-based compensation	4,544	6,239
Loss on disposal of property and equipment	120	258
Provision for doubtful accounts	96	209
Accretion of available for sale securities	(154)	(57)
Unrealized foreign currency gains, net	227	119
Deferred income taxes	—	282
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	28,259	58,292
Prepaid expenses and other assets	(170)	(1,449)
Accounts payable and accrued expenses	(23,158)	(54,794)
Other liabilities	(422)	(499)
Net cash provided by (used in) operating activities	(9,764)	2,881
INVESTING ACTIVITIES:
Purchases of property and equipment	(239)	(3,084)
Capitalized internal use software development costs	(2,573)	(2,285)
Investments in available-for-sale securities	(19,238)	(14,948)
Maturities of available-for-sale securities	22,600	16,950
Net cash provided by (used in) investing activities	550	(3,367)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	6	368
Taxes paid related to net share settlement	(40)	—
Net cash provided by (used in) financing activities	(34)	368
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	122	62
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(9,126)	(56)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	76,642	149,498
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$67,516	$149,442
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Capitalized assets financed by accounts payable and accrued expenses	237	254
Capitalized stock-based compensation	145	166

THE RUBICON PROJECT, INC.
RECONCILIATION OF REVENUE TO ADVERTISING SPEND AND REVENUE TO NON-GAAP NET REVENUE
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
Revenue	$24,876	$46,015
Plus amounts paid to sellers(1)	186,152	145,525
Advertising spend	$211,028	$191,540

	Three Months Ended
	March 31, 2018	March 31, 2017
Revenue	$24,876	$46,015
Less amounts paid to sellers reflected in cost of revenue(2)	—	633
Non-GAAP net revenue	$24,876	$45,382

(1) Amounts paid to sellers for the portion of our revenue reported on a net basis for GAAP purposes.
(2) Amounts paid to sellers for the portion of our revenue reported on a gross basis for GAAP purposes.

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
Net loss	$(27,816)	$(15,840)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	7,914	8,536
Amortization of acquired intangibles	796	1,585
Stock-based compensation expense	4,544	6,239
Interest income, net	(271)	(167)
Foreign currency loss, net	554	372
Provision for income taxes	75	375
Adjusted EBITDA	$(14,204)	$1,100

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP NET LOSS
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
Net loss	$(27,816)	$(15,840)
Add back (deduct):
Acquisition and related items, including amortization of acquired intangibles	796	1,585
Stock-based compensation expense	4,544	6,239
Foreign currency loss, net	554	372
Tax effect of Non-GAAP adjustments (1)	(43)	(45)
Non-GAAP net loss	$(21,965)	$(7,689)

(1)	Non-GAAP net loss includes the estimated tax impact from the expense items reconciling between net loss and non-GAAP net loss.

THE RUBICON PROJECT, INC.
RECONCILIATION OF GAAP LOSS PER SHARE TO NON-GAAP LOSS PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
GAAP net loss per share (1):
Basic	$(0.56)	$(0.33)
Diluted	$(0.56)	$(0.33)

Non-GAAP net loss (2)	$(21,965)	$(7,689)

Reconciliation of weighted-average shares used to compute net loss per share to non-GAAP weighted average shares outstanding:
Weighted-average shares used to compute net loss per share:	49,692	48,332
Dilutive effect of weighted-average common stock options, RSAs, and RSUs(3)	—	—
Dilutive effect of weighted-average escrow shares	—	—
Dilutive effect of weighted-average ESPP(3)	—	—
Non-GAAP weighted-average shares outstanding	49,692	48,332
Non-GAAP loss per share	$(0.44)	$(0.16)

(1) Calculated as net loss divided by basic weighted-average shares used to compute net loss per share as included in the consolidated statement of operations.
(2) Refer to reconciliation of net loss to non-GAAP net loss.
(3)  In most periods in which net income is positive, the weighted-average shares used to compute diluted earnings per share are equal to the weighted-average shares used to compute basic loss per share and already include the dilutive effect of common stock options, RSAs, RSUs, acquisition related contingent and escrow shares, and ESPP using the treasury stock method.

THE RUBICON PROJECT, INC.
REVENUE AND ADVERTISING SPEND BY CHANNEL
(In thousands, except percentages)
(unaudited)

	Revenue				Advertising Spend
	Three Months Ended				Three Months Ended
	March 31, 2018		March 31, 2017		March 31, 2018		March 31, 2017
	(in thousands, except percentages)
Channel:
Desktop	$14,309	58%	$28,329	62%	$120,058	57%	$123,639	65%
Mobile	10,567	42	17,686	38	90,970	43	67,901	35
Total	$24,876	100%	$46,015	100%	$211,028	100%	$191,540	100%